FOR IMMEDIATE RELEASE

Horne International Announces Revised 2006 Revenue Guidance

Falls Church, VA –September 20, 2006 — Horne International, Inc. (OTCBB: HNIN.OB), a government services company, today announced that it expects its overall annual revenue for 2006 to be between $29 million and $30 million, versus the $41-63 million consolidated annual revenue guidance provided by the company in June of this year.

The $29 million revised annual revenue guidance combines two separate revenue streams for the company: “core business” revenue, which includes revenue from all operations, except material procurement; and “material procurement” revenue, which is a common, but less predictable, part of the government procurement business.

Core business revenue for the year is now expected to be approximately $23 million for 2006, versus the $31-33 million revenue guidance previously provided. Material procurement revenue for 2006 is estimated to be $6.5 million, versus the $10-30 million annual revenue forecast made by the company in June.

The company lowered 2006 guidance for its core business revenue as a direct result of the loss or postponement of large U.S. and overseas government projects. The company lowered material procurement revenue guidance due to lower-than-expected orders under one large procurement contract.

“We are clearly disappointed in the lowered guidance,” said Darryl K. Horne, chairman, president and CEO of Horne International. “We have an unwavering commitment to the core principles of our business and the investment we have made in business development initiatives. We also know that we have a quality workforce and management team in place.”

Commenting on the revised guidance, Michael Megless, Chief Financial Officer for Horne International said, “Our revised guidance excludes revenue that may be generated through the award of new large contracts we are pursuing through the remainder of 2006. Our number one goal is clearly to grow revenue now and over the longer term. We also intend to make wise use of our strong cash position.”

Horne International expects to report its full third quarter 2006 financial results no later than November 14, 2006. The company expects total third quarter 2006 revenue to be approximately $4.8 million.

About Horne International, Inc.

Horne International (OTCBB:HNIN.OB) serves the government marketplace and is focused on defense & homeland security, environment & energy, and transportation. The company’s business offerings include engineering program management for large scale one-of-a kind government programs; environment, safety & health; technology; acquisition services; and business process engineering. Horne International currently operates under three subsidiaries: Horne Engineering Services LLC (founded in suburban Washington, DC, in 1990); Spectrum Sciences & Software, Inc.; and Coast Engine and Equipment Company. Horne International changed its name from Spectrum Sciences & Software Holdings Corp. on August 31, 2006. More information can be found at www.SpectrumHoldingsCorp.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Media & Investment Community Contact: Gerry Simone, 703-564-2968, IR@horne.com

Source: Horne International, Inc.